Exhibit 23.2

                         [LETTERHEAD OF M & K CPAS PLLC]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, Amendment No. 3, of our report dated July 13, 2011 of Penola Inc. (An Exploration Stage Company) relating to the financial statements as of February 28, 2011, and the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ M&K CPAS, PLLC
-----------------------------
M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

October 27, 201111